Exhibit 3.1

FORM No. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Canopius Holdings Bermuda Limited

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Alan Bossin Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda	No	Canadian	1

Ruby L. Rawlins Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda	Yes	British	1

Bernett Cox Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda	Yes	British	1

Patricia L. Pacheco Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda	Yes	British	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an Exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

Not Applicable.

5.	The authorised share capital of the Company is US$1.00 divided into 1 share of par value US$1.00.

6.	The objects for which the Company is formed and incorporated are as follows:

(i)	To hold beneficially, as its principal object, all the shares of Canopius Bermuda Limited and Canopius Underwriting Bermuda Limited both Bermuda Exempted Companies;

(ii)	To acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;

(iii)	To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

7.	The following are provisions regarding the powers of the Company:-

(i)	Has the powers of a natural person;

(ii)	Subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(ii)	Has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981;

(iii)	Has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

/s/ Alan Bossin	/s/ Greer Valasse

/s/ Ruby L. Rawlins	/s/ Greer Valasse

/s/ Bernett Cox	/s/ Greer Valasse

/s/ Patricia L. Pacheco	/s/ Greer Valasse

(Subscribers)	(Witnesses)

Subscribed this                      27th              day of      August 2007

FORM NO. 7

THE COMPANIES ACT 1981

MEMORANDUM OF INCREASE OF SHARE CAPITAL

OF

Canopius Holdings Bermuda Limited

(hereinafter referred to as “the Company”)

DEPOSITED in the office of the Registrar of Companies on the 30th day of July 2012, in accordance with the provisions of section 45(3) of the Companies Act 1981.

Authorized Share Capital of the Company	US$	1

Increase of Share Capital as authorized by a resolution adopted by the Shareholder of the Company effective the 28th day of July, 2012	US$	1,499,999

AUTHORIZED SHARE CAPITAL AS INCREASED	US$	1,500,000

DULY STAMPED in the amount of BD$NIL being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.

/s/ Maria Pacheco
Secretary

DATED THIS 30th day of July, 2012.

NOTE:	This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.

FORM NO. 7a

Registration No. 40638

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Canopius Holdings Bermuda Limited

was delivered to the Registrar of Companies on the 30th day of July 2012 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my hand and Seal of the

REGISTRAR OF COMPANIES this

1st day of August 2012

for Registrar of Companies

Capital prior to increase: US$ 1.00

Amount of increase: US$ 1,499,99.00

Present Capital: US$ 1,500,000.00